Exhibit 99.1

Accelr8 Announces NASDAQ Capital Market Listing

Common Stock to begin trading on NASDAQ under the symbol “AXDX” on December 26, 2012

DENVER, Colo., December 12, 2012 – Accelr8 Technology Corporation (NYSE MKT: AXK) announced today that its common stock has been approved by The NASDAQ Stock Market, LLC for listing on the NASDAQ Capital Market. The Company expects to commence trading on NASDAQ under the ticker symbol “AXDX” on Wednesday, December 26, 2012. Until such date, the Company’s common stock will continue to be traded on NYSE MKT (formerly known as NYSE Amex) under its current ticker symbol, “AXK”.

About Accelr8

Accelr8 Technology Corporation (www.accelr8.com) Accelr8 Technology Corporation is focused on developing and commercializing innovative instrumentation for the rapid identification and antibiotic susceptibility testing of infectious pathogens. The Company’s BACcelTM platform utilizes a proprietary culture-free process with both genomic and phenotypic detection technologies that decrease time to result while maintaining high sensitivity and specificity.

Disclaimer Regarding Forward-Looking Statements

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statement, including those detailed in the Company’s filings with the SEC. The Company does not undertake an obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.